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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Advanced Radio Telecom Corp. on Form S-8 (File No.333-21875) of our report dated March 10, 1998 on our audits of the consolidated financial statements of Advanced Radio Telecom Corp. and Subsidiaries as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

                                 Coopers & Lybrand L.L.P.



Seattle, Washington
March 30, 1998